                                                                     EXHIBIT 4.1

================================================================================

                          JOHN Q. HAMMONS HOTELS, L.P.
                                       AND
                 JOHN Q. HAMMONS HOTELS FINANCE CORPORATION III

                          AS JOINT AND SEVERAL OBLIGORS

                                  $510,000,000

                              SERIES A AND SERIES B
                           8-7/8% FIRST MORTGAGE NOTES

                                DUE MAY 15, 2012

                                   ----------



                                    INDENTURE

                            DATED AS OF MAY 21, 2002

                                   ----------





                                   ----------

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                   ----------

                                     TRUSTEE




================================================================================

                             CROSS-REFERENCE TABLE*


Trust Indenture
Act Section                                                   Indenture Section
310(a)(1)............................................................7.10
   (a)(2)............................................................7.10
   (a)(3)............................................................N.A.
   (a)(4)............................................................N.A.
   (a)(5)............................................................7.10
   (b)...............................................................7.10
   (c)...............................................................N.A.
311(a)...............................................................7.11
   (b)...............................................................7.11
   (c)...............................................................N.A.
312(a)...............................................................2.05
   (b)..............................................................13.03
   (c)..............................................................13.03
313(a)...............................................................7.06
   (b)(1)...........................................................10.03
   (b)(2).......................................................7.06;7.07
   (c)...................................................7.06,10.03;13.02
   (d)...............................................................7.06
314(a)...................................................4.03;13.02;13.05
   (b)..............................................................10.02
   (c)(1)...........................................................13.04
   (c)(2)...........................................................13.04
   (c)(3)............................................................N.A.
   (d)..................................................10.03,10.04,10.05
   (e)..............................................................13.05
   (f)...............................................................N.A.
315(a)...............................................................7.01
   (b).........................................................7.05,13.02
   (c)...............................................................7.01
   (d)...............................................................7.01
   (e)...............................................................6.11
316(a)(last sentence)................................................2.09
   (a)(1)(A).........................................................6.05
   (a)(1)(B).........................................................6.04
   (a)(2)............................................................N.A.
   (b)...............................................................6.07
   (c)...............................................................2.12
317(a)(1)............................................................6.08
   (a)(2)............................................................6.09
   (b)...............................................................2.04
318(a)..............................................................13.01
   (b)...............................................................N.A.
   (c)..............................................................13.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE
Section 1.01   Definitions.....................................................1
Section 1.02   Other Definitions..............................................20
Section 1.03   Incorporation by Reference of Trust Indenture Act..............21
Section 1.04   Rules of Construction..........................................21

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01   Form and Dating................................................22
Section 2.02   Execution and Authentication...................................23
Section 2.03   Registrar and Paying Agent.....................................24
Section 2.04   Paying Agent to Hold Money in Trust............................24
Section 2.05   Holder Lists...................................................24
Section 2.06   Transfer and Exchange..........................................24
Section 2.07   Replacement Notes..............................................37
Section 2.08   Outstanding Notes..............................................37
Section 2.09   Treasury Notes.................................................38
Section 2.10   Temporary Notes................................................38
Section 2.11   Cancellation...................................................38
Section 2.12   Defaulted Interest.............................................38

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01   Notices to Trustee.............................................39
Section 3.02   Selection of Notes to Be Redeemed or Purchased.................39
Section 3.03   Notice of Redemption...........................................39
Section 3.04   Effect of Notice of Redemption.................................40
Section 3.05   Deposit of Redemption or Purchase Price........................40
Section 3.06   Notes Redeemed or Purchased in Part............................41
Section 3.07   Optional Redemption............................................41
Section 3.08   Mandatory Redemption...........................................41
Section 3.09   Offer to Purchase by Application of Excess Proceeds............42

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01   Payment of Notes...............................................43
Section 4.02   Maintenance of Office or Agency................................43
Section 4.03   Reports........................................................44
Section 4.04   Compliance Certificate.........................................45
Section 4.05   Taxes..........................................................45
Section 4.06   Stay, Extension and Usury Laws.................................45
Section 4.07   Restricted Payments............................................46
Section 4.08   Dividend and Other Payment Restrictions Affecting
               Subsidiaries...................................................48
Section 4.09   Incurrence of Indebtedness and Issuance of Preferred
               Stock..........................................................49



Section 4.10   Asset Sales....................................................50
Section 4.11   Transactions with Affiliates...................................52
Section 4.12   Liens..........................................................53
Section 4.13   Line of Business...............................................53
Section 4.14   Partnership and Corporate Existence............................54
Section 4.15   Offer to Repurchase Upon Change of Control.....................54
Section 4.16   Maintenance of Insurance.......................................55
Section 4.17   Maintenance of Management Contracts............................56
Section 4.18   Designation of Restricted and Unrestricted Subsidiaries........56
Section 4.19   Additional Collateral; Acquisition of Assets or Property.......57
Section 4.20   Further Assurances.............................................57
Section 4.21   Restrictions on Activity of Finance............................58
Section 4.22   Payments for Consent...........................................58
Section 4.23   Additional Subsidiary Guarantees...............................58
Section 4.24   Collateral Documents...........................................58
Section 4.25   Additional Partnership Contribution............................59
Section 4.26   Maintenance of Collateral......................................59

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01   Merger, Consolidation, or Sale of Assets.......................59
Section 5.02   Successor Corporation Substituted..............................60

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01   Events of Default..............................................60
Section 6.02   Acceleration...................................................62
Section 6.03   Other Remedies.................................................63
Section 6.04   Waiver of Past Defaults........................................63
Section 6.05   Control by Majority............................................63
Section 6.06   Limitation on Suits............................................63
Section 6.07   Rights of Holders of Notes to Receive Payment..................64
Section 6.08   Collection Suit by Trustee.....................................64
Section 6.09   Trustee May File Proofs of Claim...............................64
Section 6.10   Priorities.....................................................65
Section 6.11   Undertaking for Costs..........................................65

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01   Duties of Trustee..............................................65
Section 7.02   Rights of Trustee..............................................66
Section 7.03   Individual Rights of Trustee...................................67
Section 7.04   Trustee's Disclaimer...........................................67
Section 7.05   Notice of Defaults.............................................67
Section 7.06   Reports by Trustee to Holders of the Notes.....................67
Section 7.07   Compensation and Indemnity.....................................68
Section 7.08   Replacement of Trustee.........................................68
Section 7.09   Successor Trustee by Merger, etc...............................69
Section 7.10   Eligibility; Disqualification..................................69
Section 7.11   Preferential Collection of Claims Against the Issuers..........69


                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance.......70
Section 8.02   Legal Defeasance and Discharge.................................70
Section 8.03   Covenant Defeasance............................................70
Section 8.04   Conditions to Legal or Covenant Defeasance.....................71
Section 8.05   Deposited Money and Government Securities to be Held in
               Trust; Other Miscellaneous Provisions..........................72
Section 8.06   Repayment to Issuers...........................................72
Section 8.07   Reinstatement..................................................73

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   Without Consent of Holders of Notes............................73
Section 9.02   With Consent of Holders of Notes...............................74
Section 9.03   Compliance with Trust Indenture Act............................75
Section 9.04   Revocation and Effect of Consents..............................75
Section 9.05   Notation on or Exchange of Notes...............................75
Section 9.06   Trustee to Sign Amendments, etc................................76

                                   ARTICLE 10.
                             COLLATERAL AND SECURITY

Section 10.01  Collateral Documents...........................................76
Section 10.02  Recording and Opinions.........................................76
Section 10.03  Release of Collateral..........................................77
Section 10.04  Certificates of the Issuers....................................78
Section 10.05  Certificates of the Trustee....................................78
Section 10.06  Authorization of Actions to Be Taken by the Trustee Under
               the Collateral Documents.......................................78
Section 10.07  Authorization of Receipt of Funds by the Trustee Under the
               Collateral Documents...........................................79
Section 10.08  Termination of Security Interest...............................79

                                   ARTICLE 11.
                              SUBSIDIARY GUARANTEES

Section 11.01  Guarantee......................................................79
Section 11.02  Limitation on Subsidiary Guarantor Liability...................80
Section 11.03  Execution and Delivery of a Supplemental Indenture.............80
Section 11.04  Releases Following Sale of Assets..............................80

                                   ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01  Satisfaction and Discharge.....................................81
Section 12.02  Application of Trust Money.....................................82

                                   ARTICLE 13.
                                  MISCELLANEOUS

Section 13.01  Trust Indenture Act Controls...................................82
Section 13.02  Notices........................................................82
Section 13.03  Communication by Holders of Notes with Other Holders of Notes.......................................................83
Section 13.04  Certificate and Opinion as to Conditions Precedent.............83
Section 13.05  Statements Required in Certificate or Opinion..................84
Section 13.06  Rules by Trustee and Agents....................................84


Section 13.07  No Personal Liability of Directors, Officers, Employees
               and Stockholders...............................................84
Section 13.08  Governing Law..................................................84
Section 13.09  No Adverse Interpretation of Other Agreements..................85
Section 13.10  Successors.....................................................85
Section 13.11  Severability...................................................85
Section 13.12  Counterpart Originals..........................................85
Section 13.13  Table of Contents, Headings, etc...............................85

                                    EXHIBITS

Exhibit A-1   FORM OF NOTE
Exhibit A-2   FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B     FORM OF CERTIFICATE OF TRANSFER
Exhibit C     FORM OF CERTIFICATE OF EXCHANGE
Exhibit D     FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
              INVESTOR
Exhibit E     FORM OF INTERCREDITOR AGREEMENT
Exhibit F     FORM OF SUPPLEMENTAL INDENTURE
Exhibit G     Form of Pledge Agreement
Exhibit H     Form of Security Agreement
Exhibit I     Form of Deed of Trust
Exhibit J     Form of Mortgage
Exhibit K     FORM OF HAZARDOUS SUBSTANCE INDEMNITY AGREEMENT
Exhibit L     FORM OF CONTROL AGREEMENT

Appendix A    Existing Subsidiaries
Appendix B    Managed Hotels

         INDENTURE dated as of May 21, 2002 among John Q. Hammons Hotels, L.P., a Delaware limited partnership, John Q. Hammons Hotels Finance Corporation III, a Missouri corporation, and Wachovia Bank, National Association, as trustee.

         Each of the Company and Finance, jointly and severally, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 8-7/8% Series A First Mortgage Notes due 2012 (the "Series A Notes") and the 8-7/8% Series B First Mortgage Notes due 2012 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

         "144A Global Note" means a Global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

         "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or Section 5.01 hereof and not by the provisions of Section 4.10 hereof;

                  (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of the Company's Subsidiaries; and

                  (3) any Event of Loss.

         Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

                  (1) any single disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $5.0 million;

                  (2) the exchange of one or more lodging facilities and related assets held by the Company or any of its Restricted Subsidiaries for one or more lodging facilities and related assets of any other Person; provided, however, that:

                           (a) the fair market value of any lodging facilities
                  and related assets received by the Company or any of its Restricted Subsidiaries pursuant to such exchange is at least equal to the fair market value of the lodging facilities and related assets exchanged by the Company and its Restricted Subsidiaries;

                           (b) the fair market value of any lodging facilities
                  and related assets to be exchanged by and received by the Company has been determined by the Board of Directors whose resolution with respect thereto is delivered to the Trustee and, if the fair market value of any lodging facilities and related assets to be exchanged by and received by the Company exceeds $5.0 million, the Board of Directors' determination is based upon an opinion or appraisal issued by a reputable accounting, appraisal or investment banking firm;

                           (c) if any other assets other than lodging facilities
                  and related assets are received by the Company or the applicable Restricted Subsidiary in the exchange, such other assets must be cash or Cash Equivalents and such cash and Cash Equivalents will be deemed to be cash proceeds of an Asset Sale for the purpose of calculating and applying Net Proceeds as described in Section 4.10 hereof; and

                           (d) the aggregate fair market value of all lodging
                  facilities and related assets that may be exchanged by the Company and its Restricted Subsidiaries pursuant to this clause (2) may not exceed 5% of the Company Total Assets as of the date hereof;

                  (3) an Event of Loss or related series of Events of Loss pursuant to which the aggregate value of the property or assets involved in such Event of Loss or Events of Loss is less than $5.0 million;

                  (4) the sale or other disposition of Cash or Cash Equivalents; and

                  (5) a Restricted Payment or Permitted Investment that is permitted by Section 4.07 hereof.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "Person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "Person" will be deemed to have beneficial ownership of all securities that such "Person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation;

                  (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

                  (3) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock with respect to corporations or partnership interests with respect to partnerships.

         "Cash Collateral Account" means any cash collateral account securing the Obligations in respect of the Notes pursuant to a Control Agreement substantially in the form of Exhibit L hereto.

         "Cash Equivalents" means:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $510.0 million and a Thomson Bank Watch Rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

                  (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "Change of Control" means:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way or merger or consolidation), in one or a series of related transactions, of all or substantially all properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) other than the Principal Holders or their Related Parties;

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

                  (3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

                  (4) the consummation of any transaction the result of which is that any "person" or "group" (as defined above), other than the Principal Holders and their Related Parties or Parent or the General Partner (with respect to ownership of the Company), beneficially owns, directly or indirectly, more than 25% ownership interest in the Company or of the voting power of the Voting Stock of any general partner (or more than a 35% ownership interest, in the case of a Section 501(c)(3) Person), in any case, other than as a result of the purchase or other acquisition by the Company or the General Partner of Equity Interests of the Company or the General Partner from a Principal Holder or a Related Party of a Principal Holder;

                  (5) the first day on which the a majority of the members of the Board of Directors of any general partner of the Company are not Continuing Directors; or

                  (6) the first day on which the Company ceases to own 100% of the outstanding Equity Interests of Finance.

         "Clearstream" means Clearstream Banking, S.A.

         "Collateral" means all assets, now owned or hereafter acquired, of the Company, Finance or any Restricted Subsidiary defined as Collateral in the Collateral Documents.

         "Collateral Documents" means, collectively, the Security Agreements, the Mortgages, the Deeds of Trust, the Pledge Agreements, or any other agreement, instrument, financing statement or other document that evidences, sets forth or limits the Lien of the Trustee in the Collateral.

         "Company" means John Q. Hammons Hotels, L.P., and any and all successors thereto.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

                  (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing Consolidated Net Income; plus

                  (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (3) consolidated interest expense of such Person and its Restricted Subsidiaries and Existing Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest components of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commission, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

                  (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

                  (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income for such period of any Person that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions paid to the specified Person or Restricted Subsidiary thereof in respect of such period and net losses for such period attributable to Unrestricted Subsidiaries shall not be included;

                  (2) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

                  (3) the Net Income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

                  (4) in the case of the Company, Net Income for such period shall be reduced (to the extent that such amounts have not already been deducted from Net Income) by the aggregate amount of payments permitted to be distributed in such period to the Company's partners pursuant to clause (b)(4)(A) of Section 4.07 hereof; and

                  (5) the cumulative effect of a change in accounting principles shall be excluded.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of any general partner who:

                  (1) was a member of the Board of Directors of the General Partner on the date of this Indenture;

                  (2) was nominated for election or elected to the Board of Directors of a general partner with, or whose election to such Board of Directors was approved by, the affirmative vote of two-thirds of the Continuing Directors who were members of such Board at the time of such nomination or election; or

                  (3) was elected as a Director as the result of the exercise of voting power by the Principal Holders.

         "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Facilities" means, one or more revolving credit facilities with commercial lenders and providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "Credit Facility Collateral" means all of the following property of the Company and its Restricted Subsidiaries, whether now existing or hereafter acquired, arising or created and wheresoever located:

                  (1) all accounts, other than accounts constituting proceeds from the sale of the Collateral;

                  (2) all inventory;

                  (3) general tangibles constituting (a) claims under guaranties, security interests or other security held by or granted to the Company or any Restricted Subsidiary to secure payment of the accounts described in clause (1) above by the account debtor obligated thereon, (b) rights of indemnification relating to the inventory described in clause (2) above, (c) warranty claims relating to the inventory described in clause (2) above, or (d) computer programs, ledgers and other books and records, in each case, to the extent directly related to the accounts described in clause (1) above;

                  (4) all chattel paper, documents or instruments to the extent the same relate to the settlement or payment of the accounts described in clause (1) or the disposition or acquisition of the inventory described in clause (2) above; and

                  (5) to the extent not otherwise included, all proceeds, including insurance proceeds, of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Deed of Trust" means each and every Deed of Trust dated as of the date of this Indenture and substantially in the form of Exhibit I hereto, as each such Deed of Trust may be amended, modified or supplemented from time to time.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable or exercisable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

         "Equity Offering" means a public or private offering of common stock of the General Partner that results in net cash proceeds to the General Partner of at least $10.0 million.

         "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

         "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following:

                  (1) any loss, destruction or damage of such property or asset;

                  (2) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain; or

                  (3) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Existing Subsidiaries" means:

                  (1) the Subsidiaries of the Company in existence on the date of this Indenture, other than John Q. Hammons Finance Corporation, John
         Q. Hammons Finance Corporation II, Finance, J.Q.H. Inc. and John Q. Hammons Hotels Two, L.P., which Subsidiaries are listed on Appendix A hereto; and

                  (2) any Subsidiary formed by the Company after the date of this Indenture for the purpose of conducting food and beverage operations associated with a hotel owned or managed by the Company or a Restricted Subsidiary.

         "Existing Transactions" means:

                  (1) the provision of management services by the Company to hotels owned on the date of this Indenture by the Principal Holders and their Related Parties or by John Q. Hammons Two, L.P. in the ordinary course of business and consistent with past practices pursuant to management agreements in effect as of the date of this Indenture.

                  (2) the provision by Winegardner & Hammons, Inc. of accounting and other administrative services to the Company in the ordinary course of business and consistent with past practices; and

                  (3) the Lease Agreement between John Q. Hammons Hotels, L.P. and Tulsa Hills Investments, Inc. dated as of June 22, 1998, as in effect on the date of this Indenture.

         "Finance" means John Q. Hammons Hotel Finance Corporation III, and any and all successors thereto.

         "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (2) of the proviso set forth in the definition of Consolidated Net Income;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

         "Fixed Charges" means with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries and, if the existing Subsidiaries are Subsidiaries of such Person, the Existing Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries and the Existing Subsidiaries that was capitalized during such period; plus

                  (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or, if the Existing Subsidiaries are Subsidiaries of such Person, any of the Existing Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries or, if the Existing Subsidiaries are Subsidiaries of such Person, any of the Existing Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                  (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of such Person or any of its Restricted Subsidiaries or any Existing Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; provided, that the sum of such tax rates shall in no event be less than zero nor more than 0.5.

         "Food and Beverage Holding Company" means Food and Beverage Holding Company, a Missouri corporation and Subsidiary of the Company.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "General Partner" means John Q. Hammons Hotels, Inc. or successor entity serving as a general partner of the Company and, at such time as there shall have been more than one general partner admitted to the Company, shall mean the general partner acting as managing general partner under the Partnership Agreement governing the Company.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A-1 hereto issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

         "Government Securities" means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by the bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Governmental Security or the specific payment of principal of or interest on the Governmental Security evidenced by such depository receipt.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements; and

                  (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

         "Holder" means a Person in whose name a Note is registered.

         "Hospitality-Related Business" means the hotel business and other business necessary for, incident to, connected with or arising out of the hotel business, including developing and operating lodging facilities, restaurants and other food-service facilities, sports or entertainment facilities, convention or meeting facilities or other related activities and any additions or improvements thereto.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

                  (1) in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3) in respect of banker's acceptances;

                  (4) representing Capital Lease Obligations;

                  (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

                  (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date will be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original discount; and

                  (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "Intercreditor Agreement" means an intercreditor agreement substantially in the form of Exhibit E hereto.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiaries of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in clause (c) of Section
4.07 hereof. The acquisition by the Company or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in clause (c) of Section 4.07 hereof.

         "Issuers" means each of the Company and Finance.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "Managed Hotels" means the nine hotels that are managed, but not owned, by the Company as of the date of this Indenture listed on Appendix B hereto.

         "Mortgage" means each and every Mortgage dated as of the date of this Indenture and substantially in the form of Exhibit J hereto, as each such agreement may be amended, modified or supplemented from time to time.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred equity dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result thereof (including (1) any Restricted Payments permitted to be made under clause (b)(4) of Section 4.07 hereof and after taking into account any available tax credits or deductions and any tax sharing arrangements and (2) any Permitted Tax Loan made as a result of such Asset Sale), amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

         "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender;

                  (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

                  (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the General Partner or Finance.

         "Officers' Certificate" means a certificate signed by a Chairman, Co-Chairman or Vice Chairman of the Board of Directors, a President or a Vice President and by a Vice President, Secretary, Treasurer, or any Assistant Secretary or Assistant Treasurer of the General Partner or Finance, as applicable, except with respect to certificates required to be furnished by the Company to the Trustee pursuant to Section 4.04 hereof, in which event "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the General Partner, in each case that meets the requirements of Section 13.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Parent" means any corporation, partnership, joint venture, association, joint-stock company, business trust or similar entity that contributes cash or other property to the Company in exchange for at least 20% ownership interest in the Company and that simultaneously with such contribution is admitted as a general partner of the Company.

         "Pari Passu Lien" means a Lien on the Collateral that (to the extent set forth herein, in the Collateral Documents and in the Intercreditor Agreement related thereto) ranks pari passu or is shared on a ratable basis with the Lien of the Trustee for the ratable benefit of the Holders of Notes and the holders of any Secured Hedging Obligations.

         "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Permitted Investments" means:

                  (1) any Investments in the Company or a Restricted Subsidiary of the Company;

                  (2) any Investments in Cash Equivalents;

                  (3) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                           (a) such Person becomes a Restricted Subsidiary of
                  the Company; or

                           (b) such Person is merged, consolidated or
                  amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

                  (5) Hedging Obligations;

                  (6) advances by the Company to Existing Subsidiaries in an amount not to exceed $5.0 million at any one time outstanding; and

                  (7) Investments in Unrestricted Subsidiaries solely for the purpose of financing or effecting the acquisition, construction and development of Hospitality-Related Businesses by such Unrestricted Subsidiaries; provided, however, that the aggregate book value of such Investments made by the Company after the date of this Indenture (measured in each case as of the time of Investment) does not to exceed $30.0 million; provided, further, that the amount of Permitted Investments in Unrestricted Subsidiaries permitted pursuant to this clause (7) shall be increased (or decreased, to the extent that such fair market value is negative) by the fair market value, as determined by an appraisal delivered by an independent appraisal firm of recognized national standing, of property or assets used or useful in, or suitable for development as, a Hospitality-Related business (which appraisal shall deduct from fair market value (to the extent not previously deducted) the amount of any liabilities associated with the property or assets so contributed) contributed to the Company or a Restricted Subsidiary by the Principal Holders or their Related Parties; provided, further, that in case any Unrestricted Subsidiary has been designated a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into the Company, the amount of Permitted Investments in Unrestricted Subsidiaries permitted pursuant to this clause (7) shall also be increased by an amount equal to the lesser of (x) the book value (determined in accordance with GAAP) at the date of such designation or combination of the aggregate investment made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary and (y) the fair market value of such investments in such Unrestricted Subsidiary at the time of designation or combination, as determined in good faith by the Board of Directors of the General Partner, whose determination shall be conclusive.

         "Permitted Liens" means:

                  (1) Liens in favor of the Company or a Restricted Subsidiary;

                  (2) Liens on property of a Person existing at the time such Person is merged into or consolidated with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

                  (3) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition;

                  (4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (5) Liens on the Collateral securing obligations in respect of this Indenture, the Notes and any Subsidiary Guarantees;

                  (6) Liens on Credit Facility Collateral securing obligations in respect of the Credit Facility;

                  (7) ground leases in respect of the real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located;

                  (8) (a) Liens for taxes assessments or governmental charges or claims or (b) statutory Liens of landlords and carriers or warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business, in the case of each of (a) and (b), with respect to amounts that either (i) are not yet delinquent or (ii) are being contested in good faith by appropriate proceedings as to which appropriate reserves or other provisions have been made in accordance with GAAP;

                  (9) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Company and its Restricted Subsidiaries;

                  (10) Liens securing purchase money, construction, permanent financing or lease obligations otherwise permitted by this Indenture incurred or assumed in connection with the acquisition, purchase, construction, development or lease of real or personal property to be used in a Hospitality-Related Business within 180 days of such incurrence or assumption; provided, however, that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired, purchased, constructed, developed or leased;

                  (11) Pari Passu Liens that secure Secured Hedging Obligations; provided that the secured party has entered into an Intercreditor Agreement; and

                  (12) Liens securing the Obligations under the Industrial Development Bond dated as of June 1, 1984 with respect to the Fort Collins Holiday Inn hotel and the Industrial Development Revenue Refunding Bond dated as of June 1, 1985 with respect to the Denver (International Airport) Holiday Inn hotel, each as in existence on the date of this Indenture.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased, or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes, or the Subsidiary Guarantees, as the case may be, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Permitted Tax Loans" means, with respect to any fiscal year, a loan by the Company to a Principal Holder and its Related Parties in an amount equal to the taxes due and payable by any such Person for such fiscal year as a result of the sale by the Company or any of its Restricted Subsidiaries of lodging facilities together with any related assets in such fiscal year reduced by the amounts distributed under clause (b)(4)(A) of Section 4.07 hereof with respect to any such sales; provided that the aggregate principal amount of all such loans does not exceed $10.0 million.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Pledge Agreement" means each and every Pledge Agreement dated as of the date of this Indenture and substantially in the form of Exhibit G hereto as each such agreement may be amended, modified or supplemented from time to time.

         "Principal Holders" means John Q. Hammons and the John Q. Hammons Revocable Trust.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 21, 2002, among the Company, Finance and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

         "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A-2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Related Parties" means (1) the spouse of John Q. Hammons or (2) any trust, corporation, partnership or other entity, at least 80% of the interests of the beneficiaries, stockholders, partners or owners (direct or beneficial) of which are held by the Principal Holders and/or the spouse of John Q. Hammons.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Secured Hedging Obligations" means Hedging Obligations with respect to the Notes that are secured by a Pari Passu Lien.

         "Secured Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary permitted by this Indenture and secured by a Lien permitted by this Indenture on the assets of the Company or any Restricted Subsidiary.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreement" means each and every Security Agreement dated as of the date of this Indenture and substantially in the form of Exhibit H hereto, as each such agreement may be amended, modified or supplemented form time to time.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

         "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantee" means the Guarantee by each Subsidiary Guarantor of the Issuers' payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

         "Subsidiary Guarantor" means any Restricted Subsidiary acquired, created or designated by the Company or any of its Restricted Subsidiaries after the date of this Indenture that is required to execute and deliver a Guarantee pursuant to Section 4.23 hereof, and their respective successors and assigns.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Total Assets" means, with respect to any Person, the aggregate of all assets of such Person and its Subsidiaries as would be shown on the balance sheet of such Person prepared in accordance with GAAP plus the amount of all depreciation expenses previously recognized on the financial statements of such Person with respect to such assets.

         "Trustee" means Wachovia Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
Subsidiary:

                  (1) has no Indebtedness other than Non-Recourse Debt;

                  (2) is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial conditions or to cause such Person to achieve any specified levels of operating results;

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

                  (5) has at least one director on its Board of Directors that is not a director or executive officer of the General Partner, the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the General Partner, the Company or any of its Restricted Subsidiaries,

provided, however, that John Q. Hammons Hotels Two, L.P. shall be an Unrestricted Subsidiary as of the date of this Indenture and until such time, if any, as it fails to meet the requirements set forth above or that the Board of Directors of the Company designates it as a Restricted Subsidiary pursuant to the following paragraph.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such a designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, (2) no Default or Event of Default would be in existence following such designation and (3) such designation is consummated in compliance with Section 4.23 hereof.

         "Unsecured Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries that is permitted by this Indenture, but is not secured by a Lien.

         "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02 Other Definitions.

                                                                     Defined in
   Term                                                               Section
   ----                                                              ----------
   "Affiliate Transaction"......................................       4.11
   "Asset Sale Offer"...........................................       3.09
   "Authentication Order".......................................       2.02
   "Capital Contribution".......................................       4.25
   "Change of Control Offer"....................................       4.15

                                                                     Defined in
   Term                                                               Section
   ----                                                              ----------
   "Change of Control Payment"..................................       4.15
   "Change of Control Payment Date".............................       4.15
   "Covenant Defeasance"........................................       8.03
   "Deficiency".................................................       4.25
   "DTC"........................................................       2.04
   "Event of Default"...........................................       6.01
   "Excess Proceeds"............................................       4.10
   "incur"......................................................       4.09
   "Legal Defeasance"...........................................       8.02
   "Managed Hotel Management Contracts".........................       4.17
   "Notice".....................................................       4.25
   "Offer Amount"...............................................       3.09
   "Offer Period"...............................................       3.09
   "Pari Passu Debtholder"......................................       4.09
   "Paying Agent"...............................................       2.03
   "Payment Default"............................................       6.01
   "Permitted Debt".............................................       4.09
   "Provision"..................................................       4.25
   "Purchase Date"..............................................       3.09
   "Registrar"..................................................       2.03
   "Restricted Payments"........................................       4.07


Section 1.03 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and any Subsidiary Guarantee means the Issuers and any Subsidiary Guarantor, respectively, and any successor obligor upon the Notes and any Subsidiary Guarantee, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "will" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions;
         and

                  (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01 Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A-1 or A-2 hereto, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream Bank, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

                  (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

                  (2) an Officers' Certificate from the Issuers.

         Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (3) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearsteam.

Section 2.02 Execution and Authentication.

         Two Officers of each of the General Partner, on behalf of the Company, and Finance must sign the Notes for the Company and Finance by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

         A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee will, upon receipt of a written order of the Issuers signed by one Officer of each of the General Partner, on behalf of the Company, and Finance, (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

         The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

         The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) will have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

         The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

                  (1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary; or

                  (2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to
         (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

         Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                           (A) both:

                                    (i) a written order from a Participant or an
                           Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii) instructions given in accordance with
                           the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                           (B) both:

                                    (i) a written order from a Participant or an
                           Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
                           Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii) instructions given by the Depositary to
                           the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this
                           Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee will take delivery in the form
                  of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of either of the Issuers;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (ii) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred
                  to one of the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to
         (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of an Issuer;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (ii) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such Restricted Definitive Note is being
                  transferred to one of the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of either of the Issuers;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the Holder of such Definitive Notes
                           proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (ii) if the Holder of such Definitive Notes
                           proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B),
         (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of either of the Issuers;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (ii) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

                  (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of either of the Issuers; and

                  (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

         Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (1) Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THE SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISIONS THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH JOHN Q. HAMMONS HOTELS, L.P., JOHN Q. HAMMONS HOTELS FINANCE CORPORATION III OR ANY OF THEIR RESPECTIVE AFFILIATES WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO JOHN Q. HAMMONS HOTELS, L.P., JOHN Q. HAMMONS HOTELS FINANCE CORPORATION III OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT JOHN Q. HAMMONS HOTELS, L.P., THE TRUSTEE AND THE TRANSFER AGENT AND REGISTRAR RESERVE THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER PURSUANT TO CLAUSES
(D) OR (E) ABOVE TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND OTHER INFORMATION SATISFACTORY TO JOHN Q. HAMMONS HOTELS, L.P., THE TRUSTEE AND THE TRANSFER AGENT AND REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES."

                           (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraphs (b)(4),
                  (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this
                  Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

                  (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S ("REGULATION S") UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT")), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR

OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION
S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN OR TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT).

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

                  (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                  (3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (5) The Issuers will not be required:

                           (A) to issue, to register the transfer of or to
                  exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                           (B) to register the transfer of or to exchange any
                  Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note
                  between a record date and the next succeeding interest payment date.

                  (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

                  (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because either of the Issuers or any of their Affiliates holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with an Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

         Until certificates representing Notes are ready for delivery, Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

         If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

         If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

                  (1) the clause of this Indenture pursuant to which the redemption shall occur;

                  (2) the redemption date;

                  (3) the principal amount of Notes to be redeemed; and

                  (4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

                  (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

                  (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

         In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

         The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 of this Indenture.

         The notice will identify the Notes to be redeemed and will state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

                  (4) the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuers' request, the Trustee will give the notice of redemption in the Issuers' name and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

         One Business Day prior to the redemption or purchase price date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

         If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

         Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

         (a) At any time prior to May 15, 2005, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 108.875% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds from one or more Equity Offerings of the General Partner that are contributed concurrently to the Company by the General Partner; provided, however, that:

                  (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their Affiliates); and

                  (2) the redemption occurs within 60 days following the closing of such Equity Offering.

         (b) Except pursuant to the preceding paragraph, the Notes are not redeemable at the Issuers' option prior to May 15, 2007.

         (c) On and after May 15, 2007, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:


        Year                                                   Percentage
        ----                                                   ----------
        2007..............................................      104.438%
        2008..............................................      102.958%
        2009..............................................      101.479%
        2010 and thereafter...............................      100.000%

         (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

         The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), they will follow the procedures specified below.

         The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes and secured by a Pari Passu Lien containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

                  (1) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

                  (2) the Offer Amount, the purchase price and the Purchase
         Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Issuers will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

                  (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01 Payment of Notes.

         The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

         The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03 Reports.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers will furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuers' certified independent accountants; and

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

         The quarterly and annual financial information required by the preceding paragraph will include comparative supplemental unaudited financial information with respect to the hotels that constitute Collateral of the Company and management operations of the Company, excluding Unrestricted Subsidiaries, in substantially the form as such information is presented in the Annual Report on Form 10-K for the Company for its fiscal year ended December 28, 2001.

         In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the SEC, the Issuers will file a copy of all of the information and reports referred to in the first two paragraphs of this Section 4.03(a) with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Issuers will at all times comply with TIA Section 314(a).

         (b) For so long as any Notes remain outstanding, the Issuers will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

         (a) The Company and each Subsidiary Guarantor, if any (to the extent that such Subsidiary Guarantor is so required under the TIA), shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries (including Finance) during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and its Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of the Company and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each of the Company and its Subsidiaries is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05 Taxes.

         The Company will pay, and will cause each of its Subsidiaries (including Finance) to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

         The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each Subsidiary Guarantor, if any (to the extent that it may lawfully do so), hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

         (a) The Company shall not, and will not permit any of its Existing Subsidiaries or Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Existing Subsidiaries' or Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Existing Subsidiaries or Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Existing Subsidiaries' or Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (A) in Equity Interests (other than Disqualified Stock) of the Company, (B) to the Company or a Restricted Subsidiary or (C) payable by any Subsidiary of Food and Beverage Holding Company to Food and Beverage Holding Company);

                  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (A) any Secured Indebtedness of the Company or any of its Existing Subsidiaries or Restricted Subsidiaries that is subordinated in right of payment, by its terms or by priority of Lien, to the Notes or any Subsidiary Guarantee, or (B) any Unsecured Indebtedness of the Company or any of its Existing Subsidiaries or Restricted Subsidiaries;

                  (4) make any payment on or with respect to Indebtedness owed by an Existing Subsidiary to the Principal Holders or their Related Parties; or

                  (5) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (5) above being collectively referred to as "Restricted Payments");

unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company, the Restricted Subsidiaries and the Existing Subsidiaries (pursuant to clause (4) of the immediately preceding paragraph) after the date of this Indenture (excluding Restricted Payments permitted by clauses (2) and (4) of paragraph (b) below), is less than the sum, without duplication, of:

                           (A) 50% of the Consolidated Net Income of the Company
                  for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

                           (B) 100% of the aggregate net cash proceeds received
                  by the Company since the date of this Indenture from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchange for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of the Company), plus

                           (C) to the extent that any Restricted Investment that
                  was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, minus

                           (D) in case any Restricted Subsidiary has been
                  redesignated an Unrestricted Subsidiary, the greater of (i) the book value (determined in accordance with GAAP) at the date of redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Restricted Subsidiary and (ii) the fair market value of such Investments in such Restricted Subsidiary at the time of such redesignation, as determined in good faith by the Board of Directors of the General Partner, whose determination shall be conclusive and evidenced by a resolution of such Board.

         (b) So long as no Default has occurred and is continuing or would be caused thereby, the provisions of Section 4.07(a) hereof will not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

                  (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph;

                  (3) the redemption, repurchase, retirement or other acquisition for value of any Equity Interests of the Company or the General Partner pursuant to any shareholders' agreement, employment agreement, management equity subscription plan or agreement, stock option plan or agreement, or other employee benefit plan or agreement or to make a dividend or distribution; provided, however, that (A) the aggregate price paid for all such redeemed, repurchased, retired or acquired Equity Interests or pursuant to such dividend or distribution shall not exceed $1.0 million in any fiscal year and (B) after giving effect to such Restricted Payment, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof;

                  (4) for so long as the Company is treated as a partnership for federal income tax purposes, in any given fiscal year, (A) payments to the partners of the Company in an aggregate amount not to exceed the amount of federal, state and local income taxes that the Company would have been required to pay during such fiscal year (either with respect to such fiscal year or the immediately preceding fiscal year, to the extent not previously distributed) calculated as if, for the applicable fiscal year, the Company (but not its non-corporate subsidiaries) had been treated as a "C corporation" incorporated under the laws of the State of Delaware rather than as a partnership; provided, however, that no payment may be made pursuant to this clause (b)(4) in respect of income taxes attributable to the interest of the Company or a Restricted Subsidiary in an Existing Subsidiary or an Unrestricted Subsidiary except to the extent that aggregate cash distributions of at least such amount have been received in such fiscal year by the Company or a Restricted Subsidiary from the Existing Subsidiaries and the Unrestricted Subsidiaries, taken as whole, and (B) Permitted Tax Loans to the Principal Holders and their Related Parties; and

                  (5) Restricted Payments of up to $20.0 million.

         (c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         (b) The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

                  (1) this Indenture, the Notes, any Subsidiary Guarantee and the Collateral Documents;

                  (2) applicable law;

                  (3) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (4) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; and

                  (5) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) of Section 4.08(a).

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

         (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred equity; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company's Restricted Subsidiaries may incur Indebtedness or issue preferred equity, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred equity is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred equity or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (1) the incurrence by the Company or any of its Restricted Subsidiaries of revolving credit Indebtedness and letters of credit pursuant to one or more Credit Facilities in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $15.0 million at any one time outstanding, less permanent reductions in the amount available thereunder made from the Net Proceeds from Assets Sales;

                  (2) the incurrence by the Company or any of its Restricted Subsidiaries of (A) Indebtedness represented by the Notes to be issued on the date of this Indenture and the Exchange Notes to be issued pursuant to the Registration Rights Agreement and (B) their respective obligations arising under the Collateral Documents to the extent such obligations represent Indebtedness;

                  (3) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund Indebtedness that was permitted by this Indenture to be incurred under Section 4.09(a) or clause (2) of this Section 4.09(b) or this clause (3);

                  (4) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (5) the incurrence of intercompany indebtedness between the Company and the Existing Subsidiaries not to exceed $5.0 million at any one time outstanding;

                  (6) the incurrence of Indebtedness owed by the Existing Subsidiaries to the Principal Holders or their Related Parties not to exceed $2.0 million at any one time outstanding;

                  (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

                  (8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

                  (9) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute the incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (9);

                  (10) the incurrence by the Company or any Restricted Subsidiary of Indebtedness not otherwise permitted under this Indenture in an aggregate principal amount pursuant to this clause (10) not to exceed $10.0 million outstanding at any time, the proceeds of which are applied to the renovation of lodging facilities and related businesses owned by the Company or a Restricted Subsidiary; or

                  (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness incurred solely in respect of performance bonds and construction completion guarantees in the ordinary course of business consistent with past practices.

         Neither the Company nor any Subsidiary Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or such Subsidiary Guarantee on substantially identical terms; provided, however, that no Indebtedness of the Company or such Subsidiary Guarantor will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor solely by virtue of being unsecured.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.

         If any Indebtedness that may be incurred under this Section 4.09 may be secured by a Pari Passu Lien, upon the request of the Issuers, the Trustee is authorized to enter into an Intercreditor Agreement with the holder or holders of that Indebtedness (the "Pari Passu Debtholder').

Section 4.10 Asset Sales.

         The Company will not, and will not permit any of its Existing Subsidiaries or Restricted Subsidiaries to, consummate an Asset Sale unless:

         (a) the Company (or the Existing Subsidiary or Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

         (b) the fair market value is determined by the Board of Directors of the General Partner and, if such fair market value is in excess of $10.0 million, such fair market value is set forth in an Officers' Certificate delivered to the Trustee; and

         (c) at least 75% of the consideration received in the Asset Sale by the Company or such Existing Subsidiary or Restricted Subsidiary is in the form of cash. For purposes of this provision and not for purposes of the definition of "Net Proceeds" (except to the extent set forth in that definition with respect to the conversion of non-cash proceeds to cash), each of the following will be deemed to be cash:

                  (1) any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Existing Subsidiary or Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Existing Subsidiary or Restricted Subsidiary from further liability; and

                  (2) any securities, notes or other obligations received by the Company or any such Existing Subsidiary or Restricted Subsidiary from such transferee that, within 360 days following the closing of such Asset Sale, are converted by the Company or such Existing Subsidiary or Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

         Within 360 days after receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Existing Subsidiary or Restricted Subsidiary may apply those Net Proceeds:

                           (A) pursuant to a definitive agreement, to make an
                  investment, directly or through any Restricted Subsidiary of the Company, in any one or more Hospitality-Related Businesses or towards the development of one or more Hospitality-Related Businesses; provided that such investment has been substantially completed within 360 days after receipt of the applicable Net Proceeds;

                           (B) to make capital expenditures or to acquire other
                  tangible assets that, in any case, are used or useful in a Hospitality-Related Business; or

                           (C) to make a permanent reduction of Indebtedness
                  permitted to be incurred in respect of a Credit Facility;

provided, however, that, to the extent that the assets which were the subject of the Asset Sale constituted Collateral, such newly acquired assets are, when acquired, subject to a perfected Lien in favor of the Trustee and the holders of any Indebtedness secured by a Pari Passu Lien, if any, which Lien has the same priority with respect to such newly acquired assets as the Lien on the assets which were the subject of the Asset Sale on the terms set forth in this Indenture, any Intercreditor Agreement entered into with respect to any Indebtedness secured by a Pari Passu Lien, if any, in accordance with this Indenture and the Collateral Documents.

         Pending the final application of any Net Proceeds, the Company or the applicable Restricted Subsidiary may utilize such Net Proceeds to temporarily reduce revolving credit borrowings or invest such Net Proceeds in Cash Equivalents. To the extent that the assets or Equity Interests which are the subject of an Asset Sale constituted Collateral, the Net Proceeds thereof (including Cash Equivalents in which such Net Proceeds are invested) shall, to the extent permitted by law, be subject to a perfected Lien in favor of the Trustee and the holders of any Indebtedness secured by a Pari Passu Lien, if any, which Lien shall have the same priority with respect to such Net Proceeds as the Lien on the Collateral which was the subject of such Asset Sale on the terms set forth in this Indenture, any Intercreditor Agreement entered into with respect to any Indebtedness secured by a Pari Passu Lien, if any, in accordance with this Indenture and the Collateral Documents.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second sentence of this Section 4.10 will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes and secured by a Pari Passu Lien containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or such Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of
Section 3.09 or Section 4.10 hereof, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

Section 4.11 Transactions with Affiliates.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

                  (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (2) the Company delivers to the Trustee:

                           (A) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution adopted by a majority of the disinterested nonemployee directors of the Board of Directors of the General Partner approving such Affiliate Transaction and set forth, in an

                  Officers' Certificate certifying that such Affiliate Transaction and set forth, in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a);

                           (B) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million (other than an Affiliate Transaction involving the acquisition or disposition of a hotel by the Company or a Restricted Subsidiary), an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm, appraisal firm or accounting firm of national standing; and

         (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

                  (1) transactions between or among the Company and/or any of its Restricted Subsidiaries or Existing Subsidiaries;

                  (2) Restricted Payments permitted by Section 4.07 hereof;

                  (3) Investments made pursuant to clause (7) of the definition of Permitted Investments;

                  (4) reasonable compensation payable pursuant to any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

                  (5) Existing Transactions; and

                  (6) reimbursements by the Company of expenses incurred by the General Partner in the ordinary course of business for the provision of management or administrative services for the benefit of the Company and its Subsidiaries.

         (c) in the case of an Affiliate Transaction involving the acquisition or disposition of a hotel by the Company or a Restricted Subsidiary and (i) involving aggregate payments of less than $25.0 million, an appraisal by an appraisal firm of national standing to the effect that the transaction is being undertaken at fair market value or (ii) involving aggregate payments of $25.0 million or more, an opinion as to the fairness of the transaction to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing.

Section 4.12 Liens.

         The Company will not, and will not permit any of its Existing Subsidiaries or Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.13 Line of Business.

         The Company will not, and will not permit any of its Subsidiaries to, engage in any business activity other than Hospitality Related Businesses.

Section 4.14 Partnership and Corporate Existence.

         Subject to Article 5 hereof, each of the Company and Finance shall do or cause to be done all things necessary to preserve and keep in full force and effect:

         (a) their partnership or corporate existence, as the case may be, and the corporate, partnership or other existence of each of their respective Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time); and

         (b) the rights (charter and statutory), licenses and franchises of the Company, Finance and their Subsidiaries; provided, however, that the Company and Finance shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Subsidiaries, if the Board of Directors of the General Partner on behalf of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, Finance and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages on the Notes repurchased, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which shall be no earlier than 30 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under Section 3.09 or this Section 4.15 by virtue of such conflict.

         (b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

                  (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

         The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.09 hereof and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

Section 4.16 Maintenance of Insurance.

         The Company shall, and shall cause its Subsidiaries, to maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self-insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty loss and interruption of business insurance, and shall provide satisfactory evidence of such insurance to the Trustee prior to the anniversary or renewal date of each such policy, which certificate shall expressly state such expiration date for each policy listed. Notwithstanding the foregoing, customary insurance coverage for the purposes of this Indenture shall include the following:

         (a) workers' compensation insurance to the extent required to comply with all applicable state or United States laws and regulations or the laws and regulations of any other applicable jurisdiction;

         (b) property insurance protecting property against loss or damage by fire, lightning, windstorm, tornado, water, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane, and such other risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss, such property insurance providing coverage of not less than 100% of actual replacement value (as determined at each policy renewal based on the F. W. Dodge Building Index or some other recognized means) of any improvements and with a deductible no greater than $2.0 million (other than earthquake insurance, for which the deductible may be up to 5% of such replacement value, and which may be limited to an aggregate of $15.0 million per occurrence in California and $50.0 million per occurrence in other States); and

         (c) business interruption insurance for a period not less than one year, and in an amount based upon 100% of estimated continuing expenses and lost cash flow for the fiscal year with respect to which the insurance coverage is in effect less non-continuing expenses.

         All insurance under this Section 4.16(b) and (c) shall name the Trustee as an additional insured or loss payee, as applicable. All such incurrence shall be issued by carriers having an A.M. Best & Company, Inc. rating of A- or higher and a financial size category of not less than XII, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by the Company after consultation with a reputable insurance broker.

Section 4.17 Maintenance of Management Contracts.

         The Company will maintain as to each of the Managed Hotels a management contract containing terms no less favorable to the Company than the terms contained in such management contract as in effect on the date of this Indenture (collectively, the "Managed Hotel Management Contracts"). Each Managed Hotel Management Contract will provide that in the event of a termination of such contract for any reason other than a sale or other transfer of such hotel to the Company or a Restricted Subsidiary, the Company will be entitled to liquidated damages equal to the sum of all fees payable under the applicable Managed Hotel Management Contract during the twelve months preceding the date of notice of cancellation; provided, however, that the number of months to be used in calculating liquidated damages shall be reduced by one for each full year since the date of this Indenture that the premises have been managed pursuant to such Managed Hotel Management Contract; and provided, further, that the Company will be permitted to waive its right to liquidated damages in respect of any given Managed Hotel Management Contract, if, after giving pro forma effect to the termination of such contract, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof.

Section 4.18 Designation of Restricted and Unrestricted Subsidiaries.

         The Board of Directors of the General Partner may designate any Restricted Subsidiary, other than Finance and any Subsidiary deemed to be an Existing Subsidiary as provided in the definition of "Existing Subsidiaries," to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07(a) hereof, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the General Partner may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.19 Additional Collateral; Acquisition of Assets or Property.

         Concurrently with the acquisition by the Company or any Restricted Subsidiary of any assets or property with a fair market value (as determined by the Board of Directors of the Company) in excess of $1.0 million individually or $3.0 million in the aggregate, the Company shall, or shall cause the applicable Restricted Subsidiary to:

         (a) in the case of personal property, execute and deliver to the Trustee such Uniform Commercial Code financing statements and other agreements and instruments, if any, as shall be necessary or (in the opinion of the Trustee) desirable to create, perfect and protect the first priority security interest of the Trustee for the benefit of the Trustee, the Holders and the holders of any applicable Secured Hedging Obligations, if any, in such assets or property, subject to Permitted Liens;

         (b) in the case of real property, execute and deliver to the Trustee for the benefit of the Trustee, the Holders and the holders of any applicable Secured Hedging Obligations, if any:

                  (1) a deed of trust or mortgage (with such modifications as are necessary to comply with applicable law) (under which the Company or such Restricted Subsidiary, as applicable, shall grant a first priority security interest to the Trustee for the benefit of the Trustee, the Holders and the holders of any applicable Secured Hedging Obligations, if any, in such real property and any related fixtures), subject to Permitted Liens; and

                  (2) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

         (c) promptly deliver to the Trustee and the holders of any applicable Secured Hedging Obligations, if any, such opinions of counsel, if any, as the Trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

Section 4.20 Further Assurances.

         The Company will, and will cause each of its Restricted Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

         (a) carry out more effectively the purposes of the Collateral
Documents;

         (b) create, grant, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens created, or intended to be created, by the Collateral Documents; and

         (c) ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee under any other instrument executed in connection therewith.

         Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will, and will cause each of its Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

Section 4.21 Restrictions on Activity of Finance.

         Finance may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that Finance may be a co-obligor with respect to Indebtedness if the Company is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company's Restricted Subsidiaries other than Finance.

Section 4.22 Payments for Consent.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.23 Additional Subsidiary Guarantees.

         If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of this Indenture or if any Unrestricted Subsidiary is designated as a Restricted Subsidiary in compliance with this Indenture or if an Unrestricted Subsidiary otherwise becomes a Restricted Subsidiary, then that new Restricted Subsidiary will become a Subsidiary Guarantor and execute a supplemental indenture and an assumption agreement with respect to all Collateral Documents securing the Subsidiary Guarantee and deliver an opinion of counsel to the Trustee that such supplemental indenture and assumption agreement have been duly executed and delivered by such Restricted Subsidiary to the Trustee within ten Business Days following the date on which it was acquired or created or otherwise became a Restricted Subsidiary. Any Restricted Subsidiary that becomes a Subsidiary Guarantor shall remain a Subsidiary Guarantor unless designated an Unrestricted Subsidiary by the Company in accordance with this Indenture or is otherwise released from its obligations as a Subsidiary Guarantor as provided in this Indenture.

Section 4.24 Collateral Documents.

         Neither the Company nor the Restricted Subsidiaries will amend, waive or modify, or take or refrain from taking any action which has the effect of amending, waiving or modifying, any provision of the Collateral Documents to the extent that such amendment, waiver, modification or action would have an adverse effect on the rights of the Trustee or the Holders of Notes (as provided in the Collateral Documents); provided, however, that:

         (a) Collateral may be released or modified as expressly provided herein and in the Collateral Documents;

         (b) Guarantees, Liens, and pledges may be released as expressly provided herein and in the Collateral Documents; or

         (c) this Indenture and any of the Collateral Documents may be otherwise amended, waived or modified pursuant to Article 9 hereof.

Section 4.25 Additional Partnership Contribution.

         The partnership agreement of the Company shall include a provision (the "Provision") which requires that the limited partner of the Company (Mr. John Q. Hammons) contribute a total of up to $195.0 million to the Company (the "Capital Contribution") if at any time and from time to time a "Deficiency" exists. A "Deficiency" shall exist if, in connection with an Event of Default, the proceeds from a sale or other disposition of the Collateral pursuant to the terms hereof are insufficient to satisfy the amounts due on the Notes. The Company's partnership agreement shall require that any such contribution be deposited by Mr. Hammons to the Cash Collateral Account and used to pay the Deficiency. The Company's partnership agreement shall also provide:

         (a) in the event that a Deficiency exists, the General Partner shall within ten days send a notice ("Notice") to Mr. John Q. Hammons setting forth
(1) the amount of the Deficiency, (2) the amount of additional Capital Contribution required from him and (3) the date on which payment of such Capital Contribution is due, which date shall be no later than 30 days after the Notice is sent;

         (b) the Provision is for the benefit of the Holders, and the Trustee shall have the power to act on behalf of the Holders and to enforce the obligation of Mr. John Q. Hammons under the Provision; and

         (c) the obligations under the Provision shall be personal to Mr. John
Q. Hammons and shall not be affected by any transfer by him of all or any part of his partnership interest in the Company, and Mr. John Q. Hammons shall have
(1) no right to the return from the Company of any Capital Contributions made pursuant to the Provision, (2) no right to indemnification from the Company or any partner in the Company with respect to any such Capital Contribution and (3) no right of subrogation with respect to any such Capital Contribution.

Section 4.26 Maintenance of Collateral.

         The Company shall maintain the Collateral in a manner consistent with its maintenance policies with respect to all of the hotels owned by it or its Subsidiaries (including its policies with respect to making requisite capital expenditures for the maintenance of such hotels).

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

         The Company shall not, directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any Person, and, subject to the following paragraph, neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company or the Restricted Subsidiary is the surviving entity), unless:

         (a) either (1) the Company or the Restricted Subsidiary, as applicable, is the surviving entity or (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Restricted Subsidiary), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Restricted Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition will have been made assumes all the obligations of the Company or the Restricted Subsidiary, as applicable, under the Notes or the Subsidiary Guarantee, as applicable, this Indenture, the Registration Rights Agreement and the Collateral Documents pursuant to agreements in form reasonably satisfactory to the Trustee;

         (c) immediately after such transaction no Default or Event of Default exists; and

         (d) the Company or the Restricted Subsidiary, as applicable, or any Person formed by or surviving any such consolidation or merger (if other than the Company or the Restricted Subsidiary), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transaction as if the same had occurred at the beginning of the applicable four-quarter period, have a Fixed Charge Coverage Ratio that is no less than its Fixed Charge Coverage Ratio immediately prior to such transaction.

         In addition, neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section
5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

Section 5.02 Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

         Each of the following is an "Event of Default":

                  (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

                  (2) default in payment when due of the principal of, or premium, if any, on the Notes;

                  (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.07, 4.09, 4.10 or 4.15 hereof;

                  (4) failure by the Company or any of its Restricted Subsidiaries to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Notes or the Collateral Documents for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

                  (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

                           (A) is caused by a failure to pay principal of, or
                  interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (B) results in the acceleration of such Indebtedness
                  prior to its express maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

                  (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (7) breach by the Company or any of its Restricted Subsidiaries of any representation or warranty in any of the Collateral Documents, the repudiation by the Company or any of its Restricted Subsidiaries of any of its obligations under the Collateral Documents or the unenforceability of the Collateral Documents against the Company or any of its Restricted Subsidiaries for any reason;

                  (8) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

                  (9) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a custodian of it
                  or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its
                  creditors, or

                           (E) generally is not paying its debts as they become
                  due; and

                  (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any of its
                  Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company in an involuntary case;

                           (B) appoints a custodian of the Company or any of its
                  Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company; or

                           (C) orders the liquidation of the Company or any of
                  its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company;

                  and the order or decree remains unstayed and in effect for 60 consecutive days; or

Section 6.02 Acceleration.

         In the case of an Event of Default specified in clause (9) or (10) of
Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

         Upon any such declaration, the Notes shall become due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         If an Event of Default occurs on or after May 15, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of either of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to May 15, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of either of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on May 15 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

        YEAR                                                                                   PERCENTAGE
        ----                                                                                   ----------
        2002.............................................................................       8.875%
        2003.............................................................................       7.988%
        2004.............................................................................       7.100%
        2005.............................................................................       6.213%
        2006.............................................................................       5.325%


Section 6.03 Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

         Subject to the following proviso, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

                  Third: to the Issuers or to such party as a court of competent jurisdiction shall direct;

provided, however, that in the case of any collection and distribution of proceeds of Pari Passu Collateral (as defined in any applicable Intercreditor Agreement), the provisions of Section 6 of the applicable Intercreditor Agreement shall apply.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01 Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this

         Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer will be sufficient if signed by an Officer of such Issuer.

         (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03 Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of either of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee's Disclaimer.

         The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

         (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

         (a) The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Issuers will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers of their obligations hereunder. The Issuers will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent will not be unreasonably withheld.

         (c) The obligations of the Issuers under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

         (d) To secure the Issuers' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

         There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against the Issuers.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

         The Issuers may, at the option of their respective Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and any Subsidiary Guarantor will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers and the Subsidiary Guarantors, if any, will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

                  (2) the Issuers' obligations with respect to such Notes under
         Article 2 and Section 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' and the Subsidiary Guarantors' obligations in connection therewith; and

                  (4) this Article 8.

         Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.15 through 4.26 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Issuers and the Subsidiary Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the Issuers have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                           (A) the Issuers have received from, or there has been
                  published by, the Internal Revenue Service a ruling; or

                           (B) since the date of this Indenture, there has been
                  a change in the applicable federal income tax law,

         in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of their Restricted Subsidiaries are a party or by which the Issuers or any of their Restricted Subsidiaries is bound;

                  (6) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

                  (7) the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuers.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and any Subsidiary Guarantor's obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Issuers, any Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees, the Notes or the Collateral Documents without the consent of any Holder of a Note:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                  (3) to provide for the assumption of the Issuers' or a Subsidiary Guarantor's obligations to the Holders of the Notes by a successor to the Issuers or such Guarantor pursuant to Article 5 or
         Article 11 hereof;

                  (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

                  (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (6) to enter into additional supplemental Collateral Documents or to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes.

         Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture and/or supplemental Collateral Documents, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and any Subsidiary Guarantors in the execution of any amended or supplemental Indenture and/or supplemental Collateral Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture and/or supplemental Collateral Documents that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof), any Subsidiary Guarantees, the Notes or the Collateral Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, any Subsidiary Guarantees, the Notes or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental Indenture and/or supplemental Collateral Documents, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers in the execution of such amended or supplemental Indenture and/or supplemental Collateral Documents unless such amended or supplemental Indenture and/or supplemental Collateral Documents directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture and/or supplemental Collateral Documents.

         It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the Notes or the Collateral Documents. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof;

                  (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Notes;

                  (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

                  (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

                  (8) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture.

                  (9) release all or substantially all of the Collateral from the Lien of this Indenture or the Collateral Documents (except in accordance with the provisions herein and therein); or

                  (10) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions;

Section 9.03 Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

         The Trustee will sign any amended or supplemental Indenture or supplemental Collateral Documents authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture or supplemental Collateral Documents until their respective Boards of Directors approve it. In executing any amended or supplemental Indenture or supplemental Collateral Documents, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture or supplemental Collateral Documents is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                             COLLATERAL AND SECURITY

Section 10.01 Collateral Documents.

         The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuers to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents which the Issuers have entered into simultaneously with the execution of this Indenture and which are attached as Exhibits G through N hereto. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company will take, and will cause its Restricted Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Issuers hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Holders of Notes and the holders of any applicable Secured Hedging Obligations, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

Section 10.02 Recording and Opinions.

         (a) The Issuers will furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either:

                  (1) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Collateral Documents, and reciting with respect to the security interests in the Collateral, the details of such action; or

                  (2) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

         (b) The Issuers will furnish to the Trustee on June 1 in each year beginning with June 1, 2003, an Opinion of Counsel, dated as of such date, either:

                  (1) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Trustee hereunder and under the Collateral Documents with respect to the security interests in the Collateral; or

                  (2) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

         (c) The Issuers will otherwise comply with the provisions of TIA
Section 314(b).

Section 10.03 Release of Collateral.

         (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided hereby. In addition, upon the request of the Issuers pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale (at the sole cost and expense of the Issuers), the Trustee will release Collateral (1) that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Issuers will apply the Net Proceeds in accordance with Section
4.10 hereof and (2) that may be released with the consent of the Holders pursuant to Article 9 hereof. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

         (b) No Collateral may be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless the certificate required by this Section 10.03 has been delivered to the Trustee.

         (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of the Collateral Documents will be effective as against the Holders of Notes.

         (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Issuers will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuers except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

Section 10.04 Certificates of the Issuers.

         The Issuers will furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Pledge Agreement:

                  (1) all documents required by TIA Section 314(d); and

                  (2) an Opinion of Counsel, which may be rendered by internal counsel to the Issuers, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

         The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.05 Certificates of the Trustee.

         In the event that the Issuers wish to release Collateral in accordance with the Collateral Documents and have delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and 10.04 hereof, the Trustee will determine whether it has received all documentation required by TIA
Section 314(d) in connection with such release.

Section 10.06 Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

         Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to:

                  (1) enforce any of the terms of the Collateral Documents; and

                  (2) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder.

         The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.07 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

         The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.08 Termination of Security Interest.

         Upon the payment in full of all Obligations of the Issuers under this Indenture and the Notes, or upon Legal Defeasance, Covenant Defeasance or discharge of this Indenture pursuant to Article 12 hereof, the Trustee will, at the request of the Issuers, unless any Secured Hedging Obligations are then outstanding, release the Liens pursuant to this Indenture and the Collateral Documents. If any Secured Hedging Obligations are then outstanding, the Trustee shall make reasonable efforts to transfer the Liens on the Collateral to the holders of such Secured Hedging Obligations or a trustee or collateral agent for such holders.

                                  ARTICLE 11.
                              SUBSIDIARY GUARANTEES

Section 11.01 Guarantee.

         (a) Subject to this Article 11, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

                  (1) the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) The Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

         (d) Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 11.02 Limitation on Subsidiary Guarantor Liability.

         Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 11, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03 Execution and Delivery of a Supplemental Indenture.

         To evidence its Subsidiary Guarantee set forth in Section 11.01, each Subsidiary Guarantor will execute a supplemental indenture substantially in the form attached as Exhibit F hereto and an assumption agreement with respect to all Collateral Documents securing the Subsidiary Guarantee.

Section 11.04 Releases Following Sale of Assets.

         In the event of any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the Capital Stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation
Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

         Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 11.

                                  ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

         (a) either:

                  (1) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

                  (2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

         (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Subsidiary Guarantor is a party or by which the Issuers or any Subsidiary Guarantor is bound;

         (c) the Issuers or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

         (d) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Section 12.02 and Section 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and any Subsidiary Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE 13.
                                 MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 13.02 Notices.

         Any notice or communication by the Issuers, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Issuers and/or any Subsidiary Guarantor:

         John Q. Hammons Hotels, L.P.
         300 John Q. Hammons Parkway, Suite 900
         Springfield, Missouri 65806
         Attention:  Corporate Secretary
         Telecopier No.:  (417) 864-8900

         With a copy to:

         Husch & Eppenberger, LLC
         750 North Jefferson
         Springfield, Missouri 65802-3799
         Attention:  William J. Hart, Esq.
         Telecopier No.:  (417) 862-6948

         If to the Trustee:

         Wachovia Bank, National Association
         123 South Broad Street
         Mail Code PA1249
         Philadelphia, Pennsylvania  19109
         Telecopier No.:  (215) 670-6340
         Attention:  Alan Finn

         The Issuers, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuers mail a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

         Except as set forth in Section 4.25 hereof, no director, officer, employee, partner, interest holder or equity holder of the General Partner, the Company or any of the Company's Subsidiaries, as such, shall have any liability for any obligations of the Issuers or any Restricted Subsidiary under the Notes, this Indenture, any Subsidiary Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

         All agreements of the Issuers in this Indenture and the Notes will bind their successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Subsidiary Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05.

Section 13.11 Severability.

         In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of May 21, 2002
                               JOHN Q. HAMMONS HOTELS, L.P.
                               a Delaware limited partnership

                               By:   JOHN Q. HAMMONS HOTELS, INC.
                                     a Delaware corporation, its General Partner



                               By:   /s/  Lou Weckstein
                                     -------------------------------------------
                                     Name:  Lou Weckstein
                                     Title: President



                               JOHN Q. HAMMONS HOTELS FINANCE CORPORATION III a Missouri corporation


                               By:   /s/  Lou Weckstein
                                     -------------------------------------------
                                     Name:  Lou Weckstein
                                     Title: Senior Vice President



                               WACHOVIA BANK, NATIONAL ASSOCIATION


                               By:   /s/  Alan G. Finn
                                     -------------------------------------------
                                     Name:  Alan G. Finn
                                     Title: Vice President

                                   APPENDIX A

                              EXISTING SUBSIDIARIES



John Q. Hammons Hotels Finance Company
John Q. Hammons Hotels Finance Company II
John Q. Hammons Hotels Finance Company III
John Q. Hammons Hotels Two, L.P.
John Q. Hammons Hotels Revocable Trust
J.Q.H., Inc.
Food and Beverage Holding Company Inc.
John Q. Hammons Hotels - Montgomery, L.P.
Hammons, Inc.
Forty-Four Catering Co., Inc.
Sandia Catering Co., Inc.
Greystone Catering Co., Inc.
I-205 Catering Co., Inc.
I-44 SGF Catering Co., Inc.
380 Catering Co., Inc.
40 Catering Co., Inc.
29 Catering Co., Inc.
River Catering Co., Inc.
Atrium Catering Co., Inc.
Bay Bridge Western
Plaza Catering Co., Inc.
West Loop Catering Co., Inc.
Fresno Catering Co., Inc.
River Atrium Catering Co., Inc.
I-35 Catering Co., Inc.
Green Hills Catering Co., Inc.
University Park Catering Co., Inc.
Denver I-70 East, Inc.
Tucson Catering Co., Inc.
Reno Catering Co., Inc.
Bakersfield Catering Co., Inc.
BG Catering Co., Inc.
Chateau Catering Co., Inc.
Raleigh Hotel Company
Charleston Catering Co., Inc.
CLT-Renaissance Catering Co., Inc.
Coral Springs Catering Co., Inc.
Quad City Catering Co., Inc.
Franklin/Crescent Catering Co., Inc.
I-37, Inc.
40 Catering Co., Inc.

I-37, Inc.
Jefferson Catering Co., Inc.
Tiffany Greens Golf Club Corporation
Tiffany Suites Hotel, Inc.
Lincoln P Street Catering Co., Inc.
Chenal Catering Co., Inc.
JQH Club Corp.
Tallapoosa Catering Co., Inc.
OKC-Myriad Gardens Catering Co., Inc.
Howard Street Catering Co., Inc.
I-5 Catering Co., Inc.
Richardson Club Company
Sac-South Catering Co., Inc.
Sioux Falls Convention/Arena Catering Co., Inc.
Sioux Falls Catering Co., Inc.
Atrium Catering Co., Inc. (Beer Permit)
The Tower Club of Springfield
U. P. Catering Co., Inc.
Cafe SGF Catering Co., Inc.
SGF/Residence Catering Co., Inc.
WGV Resort Catering Co., Inc.
Tampa-USF Catering Co., Inc.
Topeka/Maner Catering Co., Inc.
Tucson Marriott University Park Catering Co., Inc.
North Charleston Catering Co., Inc.
Denver Northglenn Operating Co.